UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 9, 2017 (September 16, 2016)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

On September 16, 2016, Memorial Resource Development Corp., a Delaware corporation (“Memorial”), became a wholly-owned subsidiary of Range Resources Corporation, a Delaware corporation (“Range”), as a result of the merger of Medina Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Range (“Merger Sub”), with and into Memorial (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 15, 2016, by and among Range, Memorial and Merger Sub.

In connection with the consummation of the Merger, on September 16, 2016, Range filed a current report on Form 8-K that, among other things, included the unaudited pro forma condensed combined financial information of Range as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015, together with the notes thereto.

In order to satisfy the filing requirements of securities law filings, the unaudited pro forma condensed combined statement of operations of Range for the year ended December 31, 2016, together with the notes thereto, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

99.1	Unaudited Pro Forma Condensed Combined Financial Information of Range for the year ended December 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: August 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information of Range for the year ended December 31, 2016